Exhibit 99

      Marine Products Corporation Announces Third Quarter Cash Dividend

    ATLANTA, Oct. 27 /PRNewswire-FirstCall/ -- The Marine Products Corporation (Amex: MPX) Board of Directors declared a regular quarterly cash dividend of $0.04 per share payable December 10, 2004 to common shareholders of record at the close of business on November 10, 2004.
    Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats. Marine Products Corporation's investor Web site can be found on the Internet at http://www.marineproductscorp.com .

For information about Marine Products Corporation and/or this event, please contact:

     BEN M. PALMER                                     JIM LANDERS
     Chief Financial Officer                           Corporate Finance
     404.321.7910                                      404.321.2162
     irdept@marineproductscorp.com


SOURCE  Marine Products Corporation
    -0-                             10/27/2004
    /CONTACT: Ben M. Palmer, Chief Financial Officer, +1-404-321-7910, or irdept@marineproductscorp.com, or Jim Landers, Corporate Finance,
+1-404-321-2162, both of Marine Products Corporation/
    /Web site:  http://www.marineproductscorp.com /
    (MPX)

CO:  Marine Products Corporation
ST:  Georgia
IN:  MAR
SU:  DIV